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Exhibit (a)(1)(ii)

Letter of Transmittal
For Tender of Shares of Common Stock and Shares of Series A Convertible Preferred Stock
of
Blue Bird Corporation
At a Cash Purchase Price of
$28.00 Per Share of Common Stock and
$241.69 Per Share of Series A Convertible Preferred Stock
Pursuant to the Offer to Purchase Dated September 14, 2018

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER 15, 2018, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE "EXPIRATION DATE").

        The undersigned represents that I (we) have full authority to tender without restriction the shares listed below. You are hereby authorized and instructed to deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a check representing a cash payment for shares of (i) common stock, $0.0001 par value per share, (the "Common Stock") of Blue Bird Corporation ("Blue Bird") tendered pursuant to this Letter of Transmittal, for purchase by us at a price of $28.00 per share (the "Common Stock Offer Price") and (ii) 7.625% Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share (the "Preferred Stock" and together with the Common Stock, the "Shares"), for purchase by us at a price of $241.69 per Share (the "Preferred Stock Offer Price"), to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions in the Offer to Purchase, dated September 14, 2018 (the "Offer to Purchase" and, together with this Letter of Transmittal, as they may be amended or supplemented from time to time, the "Offer").

        THIS FORM SHOULD BE COMPLETED, SIGNED AND SENT TOGETHER WITH ALL OTHER DOCUMENTS, INCLUDING, WITH RESPECT TO SHARES OF COMMON STOCK, YOUR CERTIFICATES FOR SHARES OF COMMON STOCK, TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY (THE "DEPOSITARY") AT THE ADDRESS SET FORTH BELOW. DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH BELOW DOES NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO BLUE BIRD OR D.F. KING & CO., INC. (THE "INFORMATION AGENT") WILL NOT BE FORWARDED TO THE DEPOSITARY AND THEREFORE WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

Method of delivery of the certificate(s) of shares of Common Stock is at the option and risk of the owner thereof. See Instruction 2.

Mail or deliver this Letter of Transmittal, together with, if you are tendering shares of Common Stock, the certificate(s) representing your shares of Common Stock, to:

If delivering by mail or express mail, courier
or other expedited service:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004

        Pursuant to the Offer to Purchase of up to $50 million in aggregate value of Shares, the undersigned encloses herewith and tenders the following Shares:

DESCRIPTION OF SHARES TENDERED

Shares Tendered

(Please fill in. Attach separate schedule if needed—See Instruction 3)

		Certificated Shares**			Book-Entry Shares

Name(s) and Address(es) of Registered Holder(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s)	Class of Shares (Common Stock or Preferred Stock)	Common Stock Certificate No(s)*	Total number of Shares of Common Stock Represented by Certificate(s)*	Number of Shares Tendered**	Number of Shares Tendered

TOTAL SHARES

*	Need not be completed for shares of Preferred Stock or if shares of Common Stock are delivered by book-entry transfer by your broker to DTC.
**	Unless otherwise indicated, it will be assumed that all Shares delivered to the Depositary are being tendered. See Instruction 4.

 READ THE INSTRUCTIONS CAREFULLY BEFORE
COMPLETING THIS LETTER OF TRANSMITTAL.

If you are tendering shares of Common Stock, indicate below the order (by certificate number) in which shares of Common Stock are to be purchased in the event of proration (attach additional signed list if necessary). If you do not designate an order and if less than all Shares tendered are purchased due to proration, Shares will be selected for purchase by the Depositary. See Instruction 14.
1st:	2nd:	3rd:
4th:	5th:
☐ Lost Certificates. I have lost my certificate(s) for shares of Common Stock and I require assistance in replacing the shares of Common Stock (See Instruction 12).

YOU MUST SIGN THIS LETTER OF TRANSMITTAL WHERE INDICATED BELOW AND COMPLETE THE IRS FORM W-9 PROVIDED BELOW OR APPROPRIATE IRS FORM W-8.

        This Letter of Transmittal is to be used either if (i) certificates for shares of Common Stock being tendered are to be forwarded with this Letter of Transmittal or (ii) unless an Agent's Message (defined below) is utilized, if delivery of shares of Common Stock or shares of Preferred Stock is to be made by book-entry transfer to an account maintained by the Depositary at The Depository Trust Company, which is referred to as the Book-Entry Transfer Facility, pursuant to the procedures set forth in Section 3 of the Offer to Purchase dated September 14, 2018 (as may be amended or supplemented from time to time, the "Offer to Purchase"). Tendering stockholders must deliver either the certificates for their shares of Common Stock or timely confirmation of book-entry transfer of shares of Common Stock or Preferred Stock in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to their Shares and all other documents required by this Letter of Transmittal to the Depositary by 5:00 p.m., New York City time, on Monday, October 15, 2018 (as this time may be extended at any time or from time to time by Blue Bird in its sole discretion in accordance with the terms of the Offer, the "Expiration Date"). Tendering holders of Common Stock whose certificates for shares of Common Stock are not immediately available or who cannot deliver either the certificates of shares of Common Stock or timely confirmation of book-entry in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to their shares and all other documents required by this Letter of Transmittal to the Depositary by the time provided immediately above must tender their shares in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Tendering holders of Preferred Stock who cannot deliver timely confirmation of book-entry in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to their shares and all other documents required by this Letter of Transmittal to the Depositary by the time provided immediately above must tender their shares in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms not otherwise defined herein have the meaning ascribed to them in the Offer to Purchase.

        Your attention is directed in particular to the following:

          1.     If you want to retain the Shares you own, you do not need to take any action.

          2.     If you want to participate in the Offer, you should complete the portions of this Letter of Transmittal as appropriate.

 METHOD OF DELIVERY

☐	CHECK HERE IF YOU ARE TENDERING COMMON STOCK AND CERTIFICATES FOR TENDERED SHARES OF COMMON STOCK ARE ENCLOSED HEREWITH.
☐

CHECK HERE IF YOU ARE TENDERING COMMON STOCK OR PREFERRED STOCK AND TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

☐	CHECK HERE IF YOU ARE TENDERING COMMON STOCK OR PREFERRED STOCK AND TENDERED SHARES ARE BEING DELIVERED PURSUANT TO THE GUARANTEED DELIVERY PROCEDURES OUTLINED IN SECTION 3 OF THE OFFER TO PURCHASE AND COMPLETE THE FOLLOWING:

Name (s) of Registered Owner (s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

Account Number:

 ODD LOTS
(See Instruction 13)

        As described in Section 1 of the Offer to Purchase, under certain conditions, shareholders holding fewer than 100 shares of Common Stock may have their shares of Common Stock accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more shares of Common Stock, even if such holders have separate accounts or certificates representing fewer than 100 shares of Common Stock. Accordingly, this section is to be completed ONLY if shares of Common Stock are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares of Common Stock. The undersigned either (check one box):

☐	owns, whether beneficially or of record, an aggregate of fewer than 100 shares of Common Stock and is tendering all such shares of Common Stock; or
☐

is a broker, dealer, commercial bank, trust company, or other nominee that (i) is tendering for the beneficial owner(s) shares of Common Stock with respect to which it is the record holder and (ii) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares of Common Stock and is tendering all such shares of Common Stock.

 LOST OR DESTROYED CERTIFICATE(S)

        IF ANY STOCK CERTIFICATE REPRESENTING SHARES OF COMMON STOCK THAT YOU OWN HAS BEEN LOST, STOLEN OR DESTROYED, PLEASE CONTACT THE DEPOSITARY AT (917) 262-2384 PROMPTLY TO OBTAIN INSTRUCTIONS AS TO THE STEPS THAT MUST BE TAKEN IN ORDER TO REPLACE THE CERTIFICATE. THIS LETTER OF TRANSMITTAL AND RELATED DOCUMENTS CANNOT BE PROCESSED UNTIL THE PROCEDURES FOR REPLACING LOST OR DESTROYED CERTIFICATES HAVE BEEN FOLLOWED. PLEASE CONTACT THE DEPOSITARY IMMEDIATELY TO PERMIT TIMELY PROCESSING OF THE REPLACEMENT DOCUMENTATION. SEE INSTRUCTION 12.

        NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW. PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentleman:

        The undersigned hereby tenders to Blue Bird Corporation, a Delaware corporation ("Blue Bird"), the above-described shares of Blue Bird's (i) common stock, $0.0001 par value per share (the "Common Stock") and/or (ii) 7.625% Series A Convertible Cumulative Preferred Stock, par value $0.0001 per share (the "Preferred Stock" and together with the Common Stock, the "Shares"), at the prices per Share indicated in this Letter of Transmittal, to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in Blue Bird's Offer to Purchase dated September 14, 2018 (as amended or supplemented from time to time, the "Offer to Purchase") and this Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the "Offer"), receipt of which is hereby acknowledged.

        Subject to and effective on acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with, and subject to, the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Blue Bird, all right, title and interest in and to all the Shares that are being tendered and irrevocably constitutes and appoints Continental Stock Transfer & Trust Company (the "Depositary"), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned's rights with respect to such tendered shares of Common Stock or Preferred Stock, to (a) deliver certificates for such tendered shares of Common Stock or transfer ownership of such tendered shares of Common Stock or Preferred Stock on the account books maintained by The Depository Trust Company (the "Book-Entry Transfer Facility"), together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, Blue Bird upon receipt by the Depositary, as the undersigned's agent, of the aggregate purchase price with respect to such tendered Shares, (b) present such tendered Shares for cancellation and transfer on Blue Bird's books and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such tendered Shares, all in accordance with the terms of the Offer.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the tendered Shares and, when the same are accepted for payment, Blue Bird will acquire good title thereto, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the tendered Shares, and the same will not be subject to any adverse claim or right. The undersigned will, on request by the Depositary or Blue Bird, execute any additional documents deemed by the Depositary or Blue Bird to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all such other Shares or other securities or rights), all in accordance with the terms of the Offer.

        All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

        The undersigned understands that:

          1.     the valid tender of Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal constitutes the undersigned's acceptance of the terms and conditions of the Offer; Blue Bird's acceptance of the tendered Shares will constitute a binding agreement between the undersigned and Blue Bird on the terms and subject to the conditions of the Offer;

          2.     it is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person's own account unless at the time of tender and at the Expiration Date such person has a "net long position" in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to Blue Bird within the period specified in the Offer or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares ("Equivalent Securities") that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to Blue Bird within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering stockholder's representation and warranty to Blue Bird that (y) such stockholder has a "net long position" in Shares or Equivalent Securities being tendered within the meaning of Rule 14e-4, and (z) such tender of Shares complies with Rule 14e-4. Blue Bird's acceptance for payment of Shares tendered pursuant to the Offer will constitute a binding agreement between the tendering stockholder and Blue Bird upon the terms and subject to the conditions of the Offer;

          3.     Blue Bird will acquire shares of Common Stock in the Offer, on the terms and subject to the conditions of the Offer, at a price of $28.00 per share of Common Stock (the "Common Stock Offer Price") to the seller in cash, less any applicable withholding taxes and without interest; Blue Bird will acquire shares of Preferred Stock in the Offer, on the terms and subject to the conditions of the Offer, at a price of $241.69 per share of Preferred Stock (the "Preferred Stock Offer Price") to the seller in cash, less any applicable withholding taxes and without interest.

          4.     Blue Bird reserves the right, in its sole discretion, to increase or decrease the per Share purchase price and to increase or decrease the aggregate value of Shares sought in the Offer. We may increase the aggregate value of Shares sought in the Offer to an amount greater than $50 million, subject to applicable law. In accordance with the rules of the Securities and Exchange Commission, we may increase the number of Shares (including shares of Preferred Stock on an as if converted to shares of Common Stock basis) accepted for payment in the Offer by no more than 2% of the outstanding shares of Common Stock without extending the Offer;

          5.     Shares properly tendered prior to the Expiration Date and not properly withdrawn will be purchased in the Offer at the Common Stock Offer Price or the Preferred Stock Offer Price, as applicable, upon the terms and subject to the conditions of the Offer, including the "odd lot" priority and proration (because a number of Shares with an aggregate value in excess of $50 million are properly tendered and not properly withdrawn) as described in the Offer to Purchase;

          6.     Blue Bird will return at its expense all Shares it does not purchase, including Shares not purchased because of proration, promptly following the Expiration Date;

          7.     Under the circumstances set forth in the Offer to Purchase, Blue Bird expressly reserves the right, in its sole discretion, to terminate the Offer at any time and from time to time, upon the occurrence of any of the events set forth in Section 6 of the Offer to Purchase and to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and payment for, any Shares by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. During any such extension, all Shares properly tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering stockholder to withdraw such stockholder's Shares;

          8.     Stockholders who cannot deliver their certificates for shares of Common Stock and all other required documents to the Depositary or complete the procedures for book-entry transfer for shares of Common Stock or Preferred Stock prior to the Expiration Date may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase;

          9.     Blue Bird has advised the undersigned to consult with the undersigned's own advisors as to the consequences of tendering Shares pursuant to the Offer; and

          10.   THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF SHARES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION.

        The undersigned agrees to all of the terms and conditions of the Offer.

        Unless otherwise indicated below in the section captioned "Special Delivery Instructions," please issue the check for payment of the Common Stock Offer Price or the Preferred Stock Offer Price, as applicable, and/or return any certificates for shares of Common Stock not tendered or shares of Common Stock or Preferred Stock not accepted for payment in the name(s) of the registered holder(s) appearing under "Description of Shares Tendered." Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for payment of the Common Stock Offer Price or the Preferred Stock Offer Price, as applicable, and/or return any certificates for shares for Common Stock not tendered or shares of Common Stock or Preferred Stock not accepted for payment (and accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing under "Description of Shares Tendered." In the event that both the "Special Delivery Instructions" and the "Special Payment Instructions" are completed, please issue the check for payment of the Common Stock Offer Price or the Preferred Stock Offer Price, as applicable, and/or return any certificates for shares of Common Stock not tendered or shares of Common Stock or Preferred Stock accepted for payment (and any accompanying documents, as appropriate) in the name(s) of, and deliver such check and/or return such certificates for shares of Common Stock (and any accompanying documents, as appropriate) to, the person or persons so indicated. Please credit any Shares tendered herewith by book-entry transfer that are not accepted for payment by crediting the account at the Book-Entry Transfer Facility designated above. Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction 1) have been included with respect to Shares for which Special Delivery Instructions have been given. The undersigned recognizes that Blue Bird has no obligation pursuant to the "Special Payment Instructions" to transfer any Shares from the name of the registered holder(s) thereof if Blue Bird does not accept for payment any of the Shares.

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

        To be completed ONLY if the check for the aggregate Common Stock Offer Price or the Preferred Stock Offer Price, as applicable, of Shares purchased and/or certificates for shares of Common Stock not tendered or shares of Common Stock or Preferred Stock not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned's signature.

Mail:	☐Check
☐Certificate(s) to:
Name:	(Please Print)

Address:

(Please Include Zip Code)
(Taxpayer Identification or Social Security Number)
(Taxpayer Identification or Social Security Number)

SPECIAL PAYMENT INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

        To be completed ONLY if the check for the aggregate Common Stock Offer Price or the Preferred Stock Offer Price, as applicable, of Shares purchased and/or certificates for shares of Common Stock not tendered or shares of Common Stock or Preferred Stock not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned's signature.

Mail:	☐Check
☐Certificate(s) to:
Name:	(Please Print)

Address:

(Please Include Zip Code)
(Taxpayer Identification or Social Security Number)
(Taxpayer Identification or Social Security Number)

 IMPORTANT: STOCKHOLDERS SIGN HERE
(also please complete IRS Form W-9 below or appropriate IRS Form W-8)

Signature(s) of Owner(s):

Dated:

        (With respect to Common Stock, must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) of shares of Common Stock or by person(s) authorized to become registered holder(s) of stock certificate(s) of shares of Common Stock as evidenced by endorsement or stock powers transmitted herewith. With respect to Preferred Stock, must be signed by registered holder(s) (which includes any participant in the Book-Transfer Facility's system whose name appears on a security position listing as the owner of the shares of Preferred Stock). If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the full title of the person should be set forth. See Instruction 5).

Name(s):
(Please Print)

Capacity (full title):

Address:	(Include Zip Code)

Daytime Area Code and Telephone Number:

Taxpayer Identification or Social Security No.:

Complete accompanying IRS Form W-9 or appropriate IRS Form W-8.
GUARANTEE OF SIGNATURE(S)

(For use by Eligible Institutions only;
see Instructions 1 and 5)

Name of Firm:

Address:	(Include Zip Code)

Authorized Signature:

Name:
(Please Type or Print)

Area Code and Telephone Number:

Dated:                        , 2018

NOTE: A notarization by a notary public is not acceptable.
 PLACE MEDALLION GUARANTEE IN SPACE BELOW.

 INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

        1.     Guarantee of Signatures.    No signature guarantee is required on this Letter of Transmittal if (a) this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction 1, includes any participant in the Book-Entry Transfer Facility's system whose name appears on a security position listing as the owner of the Shares) of Shares tendered herewith, unless such registered holder(s) has (have) completed the section captioned "Special Delivery Instructions" on this Letter of Transmittal) or (b) such Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of a Medallion Program approved by the Securities Transfer Agents Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an "eligible guarantor institution," as the term is defined in Exchange Act Rule 17Ad-15, each of the foregoing constituting an "Eligible Institution." In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5. If you have any questions regarding the need for a signature guarantee, please call the Information Agent at (800) 334 0384.

        2.     Requirements of Tender.    This Letter of Transmittal is to be completed by holders of Common Stock either if certificates of shares of Common Stock are to be forwarded herewith or, for holders of Common Stock and Preferred Stock, unless an Agent's Message is utilized, if delivery of Shares is to be made pursuant to the procedures for book-entry transfer set forth in Section 3 of the Offer to Purchase. For a stockholder to validly tender Shares pursuant to the Offer, (a) a Letter of Transmittal, properly completed and duly executed, and the certificate(s) representing the tendered shares of Common Stock, together with any required signature guarantees, and any other required documents, must be received by the Depositary at its address set forth on the back of this Letter of Transmittal prior to the Expiration Date, or (b) a Letter of Transmittal, properly completed and duly executed, together with any required Agent's Message and any other required documents, must be received by the Depositary at its address set forth on the back of this Letter of Transmittal prior to the Expiration Date and Shares must be delivered pursuant to the procedures for book-entry transfer set forth in this Letter of Transmittal (and a book-entry confirmation must be received by the Depositary) prior to the Expiration Date, or (c) the stockholder must comply with the guaranteed delivery procedures set forth below and in Section 3 of the Offer to Purchase.

        Tenders of Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. If Blue Bird extends the Offer beyond that time, tendered Shares may be withdrawn at any time until the extended Expiration Date. Shares that have not previously been accepted by Blue Bird for payment may be withdrawn at any time after one minute after 11:59 p.m., New York City time, on November 9, 2018. To withdraw tendered Shares, stockholders must deliver a written notice of withdrawal to the Depositary within the prescribed time period at the address set forth in this Letter of Transmittal.

        Any notice of withdrawal must specify the name of the tendering stockholder, the number and class of Shares to be withdrawn, and the name of the registered holder of the Shares. In addition, if the certificates for shares of Common Stock to be withdrawn have been delivered or otherwise identified to the Depositary, then, before the release of the certificates, the tendering stockholder must also submit the serial numbers shown on the particular certificates for shares of Common Stock to be withdrawn and the signature(s) on the notice of withdrawal must be guaranteed by an Eligible Institution (except in the case of Shares tendered by an Eligible Institution). If shares of Common Stock or Preferred Stock have been tendered pursuant to the procedures for book-entry transfer, the notice of withdrawal also must specify the name and the number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares and otherwise comply with the procedures of that facility. Withdrawals may not be rescinded and any Shares withdrawn will not be properly tendered for purposes of the Offer unless the withdrawn Shares are properly re-tendered prior to the Expiration Date by following the procedures described above.

        Stockholders whose certificates for shares of Common Stock are not immediately available or who cannot deliver their certificates for shares of Common Stock and all other required documents to the Depositary or complete the procedures for book-entry transfer prior to the Expiration Date may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, (a) tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Blue Bird, must be received by the Depositary prior to the Expiration Date and (c) with respect to Common Stock, the certificates for all tendered shares of Common Stock in proper form for transfer (or a book-entry confirmation with respect to all such Shares), together with a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other required documents, must be received by the Depositary, in each case within two trading days after the date of execution of the Notice of Guaranteed Delivery as provided in Section 3 of the Offer to Purchase. Tendering holders of Preferred Stock who cannot deliver timely confirmation of book-entry in accordance with the procedures described in Section 3 of the Offer to Purchase with respect to their shares and all other documents required by this Letter of Transmittal to the Depositary by the time provided immediately above must tender their shares in accordance with the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, (a) tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by Blue Bird, must be received by the Depositary prior to the Expiration Date and (c) together with a Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and any other required documents, must be received by the Depositary, in each case within two trading days after the date of execution of the Notice of Guaranteed Delivery as provided in Section 3 of the Offer to Purchase. A "trading day" is any day on which the NASDAQ Global Market is open for business. The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Depositary, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Shares that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Blue Bird may enforce such agreement against the participant.

        THE METHOD OF DELIVERY OF SHARES, THIS LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH THE BOOK-ENTRY TRANSFER FACILITY, IS AT THE SOLE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. SHARES, THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). WHEN DELIVERING BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

        Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional Shares will be purchased. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their Shares.

        3.     Inadequate Space.    If the space provided in this Letter of Transmittal is inadequate, the class, the certificate numbers and/or the number of Shares should be listed on a separate signed schedule attached hereto.

        4.     Partial Tenders of Common Stock (Not Applicable to Preferred Stockholders or Common Stockholders Who Tender by Book-Entry Transfer).    If fewer than all of the shares of Common Stock represented by any certificate submitted to the Depositary are to be tendered, fill in the number of shares of Common Stock that are to be tendered in the box entitled "Description of Shares Tendered." In any such case, new certificate(s) for the remainder of the shares of Common Stock that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance for payment of, and payment for, the shares of Common Stock tendered herewith. All shares of Common Stock represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

        5.     Signatures on Letter of Transmittal, Stock Powers and Endorsements.    If this Letter of Transmittal is signed by the registered holder(s) of the shares of Common Stock tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without any change or alteration whatsoever.

        If any of the Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

        If any shares of Common Stock tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

        If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing and submit proper evidence satisfactory to Blue Bird of his or her authority to so act.

        If this Letter of Transmittal is signed by the registered owner(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the Common Stock Offer Price or the Preferred Stock Offer Price, as applicable, is to be made, or certificates for shares of Common Stock not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares of Common Stock tendered hereby, the certificate(s) representing such shares of Common Stock must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s). The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution.

        If this Letter of Transmittal is signed by a person other than the registered owner(s) (which includes any participant in the Book-Entry Transfer Facility's system whose name appears on a security position listing as the owner of the shares of Preferred Stock) of the shares of Preferred Stock tendered hereby, then this Letter of Transmittal must be submitted with a properly endorsed for transfer for the shares of Preferred Stock or accompanied by appropriate stock powers and guaranteed by an Eligible Institution.

        6.     Stock Transfer Taxes.    Blue Bird will pay any stock transfer taxes with respect to the transfer and sale of Shares to it pursuant to the Offer. If, however, payment of the Common Stock Offer Price or the Preferred Stock Offer Price, as applicable, is to be made to, or if Shares not tendered or accepted for payment are to be registered in the name of, any person(s) other than the registered owner(s), or if Shares tendered hereby are registered in the name(s) of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered owner(s) or such other person(s)) payable on account of the transfer to such person(s) will be deducted from the Common Stock Offer Price or the Preferred Stock Offer Price, as applicable, unless satisfactory evidence of the payment of such taxes or exemption from the payment of such taxes is submitted with this Letter of Transmittal.

        Except as provided in this Instruction 6, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter of Transmittal.

        7.     Special Payment and Delivery Instructions.    If a check for the Common Stock Offer Price or the Preferred Stock Offer Price, as applicable, of any Shares accepted for payment is to be issued in the name of, and/or certificates for any shares of Common Stock not accepted for payment or not tendered are to be issued in the name of and/or returned to, a person other than the signer of this Letter of Transmittal or if a check is to be sent, and/or such certificates are to be returned, to a person other than the signer of this Letter of Transmittal or to an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed.

        8.     Waiver of Conditions; Irregularities.    All questions as to the number of Shares to be accepted, the Common Stock Offer Price or the Preferred Stock Offer Price, as applicable, to be paid for Shares to be accepted, the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares and the validity (including time of receipt) and form of any notice of withdrawal of tendered Shares will be determined by Blue Bird, in its sole discretion, and such determination will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. Blue Bird may delegate power in whole or in part to the Depositary. Blue Bird reserves the absolute right to reject any or all tenders of any Shares that Blue Bird determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of Blue Bird's counsel, be unlawful. Blue Bird reserves the absolute right to reject any notices of withdrawal that it determines are not in proper form. Blue Bird also reserves the absolute right, subject to the applicable rules and regulations of the Securities and Exchange Commission, to waive any of the conditions of the Offer prior to the Expiration Date, or any defect or irregularity in any tender or withdrawal with respect to any particular Shares or any particular stockholder (whether or not Blue Bird waives similar defects or irregularities in the case of other stockholders), and Blue Bird's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties absent a finding to the contrary by a court of competent jurisdiction. In the event a condition is waived with respect to any particular stockholder, the same condition will be waived with respect to all stockholders. No tender or withdrawal of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering or withdrawing stockholder or waived by Blue Bird. Blue Bird will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender or withdrawal of Shares. Unless waived, any defects or irregularities in connection with tenders or withdrawals must be cured within the period of time Blue Bird determines. None of Blue Bird, the Information Agent, the Depositary or any other person will be obligated to give notice of any defects or irregularities in any tender or withdrawal, nor will any of the foregoing incur any liability for failure to give any such notification.

        9.     Backup Withholding.    In order to avoid backup withholding of U.S. federal income tax on payments of cash pursuant to the Offer, a U.S. Holder (as defined below) tendering Shares in the Offer must (a) qualify for an exemption, as described below or (b) provide the Depositary or other applicable withholding agent with such U.S. Holder's correct taxpayer identification number ("TIN") (i.e., social security number or employer identification number) on IRS Form W-9, a copy of which is included with this Letter of Transmittal, and certify under penalties of perjury that (i) the TIN provided is correct, (ii) (x) the U.S. Holder is exempt from backup withholding, (y) the U.S. Holder has not been notified by the Internal Revenue Service (the "IRS") that such U.S. Holder is subject to backup withholding as a result of a failure to report all interest or dividends, or (z) the IRS has notified the U.S. Holder that such U.S. Holder is no longer subject to backup withholding, and (iii) the U.S. Holder is a U.S. person (including a U.S. resident alien). If a U.S. Holder does not provide a correct TIN or fails to provide the certifications described above, the IRS may impose a $50 penalty on such U.S. Holder and payment of cash to such U.S. Holder pursuant to the Offer may be subject to backup withholding at the applicable statutory rate (currently 24%).

        A "U.S. Holder" is any stockholder that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the "substantial presence" test under Section 7701(b) of the Code, (ii) a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more "United States persons" within the meaning of Section 7701(a)(30) of the Code have the authority to control all substantial decisions of the trust, or, if the trust was in existence on August 20, 1996, and it has elected to continue to be treated as a United States person.

        Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the U.S. federal income tax liability of the person subject to the backup withholding, provided that the required information is timely given to the IRS. If backup withholding results in an overpayment of tax, a refund can be obtained upon timely filing an income tax return.

        A tendering U.S. Holder is required to give the Depositary or other applicable withholding agent the TIN of the record owner of the Shares being tendered. If the Shares are held in more than one name or are not in the name of the actual owner, consult the instructions to the enclosed IRS Form W-9 for guidance on which number to report.

        If a U.S. Holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such U.S. Holder should write "Applied For" in the space provided for the TIN in Part I of the IRS Form W-9, and sign and date the IRS Form W-9. Writing "Applied For" means that a U.S. Holder has already applied for a TIN or that such U.S. Holder intends to apply for one soon. Notwithstanding that the U.S. Holder has written "Applied For" in Part I, the Depositary will withhold the applicable statutory rate (currently 24%) on all payments made prior to the time a properly certified TIN is provided to the Depositary.

        Some stockholders are exempt from backup withholding. To prevent possible erroneous backup withholding, exempt stockholders should consult the instructions to the enclosed IRS Form W-9 for additional guidance.

        Non-U.S. Holders (as defined below) should complete and sign the main signature form and IRS Form W-8BEN or W-8BEN-E (or other applicable IRS Form W-8) in order to avoid backup withholding. A copy of the appropriate IRS Form W-8 may be obtained from the Depositary or from the IRS website (www.irs.gov). A "Non-U.S. Holder" is a stockholder that is not a U.S. Holder. A disregarded domestic entity that has a foreign owner must use the appropriate IRS Form W-8, and not the IRS Form W-9. See the instructions to the enclosed IRS Form W-9 for more instructions.

        10.   Withholding on Non-U.S. Holders.    If you are a Non-U.S. Holder, because it is unclear whether the cash you receive in connection with the Offer will be treated (i) as proceeds of a sale or exchange or (ii) as a distribution, the Depositary or other applicable withholding agent may treat such payment as a dividend distribution for U.S. federal withholding tax purposes. Accordingly, if you are a Non-U.S. Holder, you may be subject to withholding on payments to you at a rate of 30% of the gross proceeds paid, unless the Depositary or other applicable withholding agent determines that a reduced rate of withholding is available pursuant to a tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with your conduct of a trade or business within the United States. See Section 13 of the Offer to Purchase. In order to obtain a reduced rate of withholding pursuant to an applicable income tax treaty, a Non-U.S. Holder must deliver to the Depositary or other applicable withholding agent, before the payment is made, a properly completed and executed IRS Form W-8BEN or W-8BEN-E claiming such a reduction. In order to claim an exemption from withholding on the grounds that the gross proceeds paid pursuant to the Offer are effectively connected with the conduct of a trade or business within the United States, a Non-U.S. Holder must deliver to the Depositary or other applicable withholding agent, before the payment is made, a properly completed and executed IRS Form W-8ECI. A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any U.S. federal tax withheld if such Non-U.S. Holder meets the "complete termination," "substantially disproportionate" or "not essentially equivalent to a dividend" tests described in Section 13 of the Offer to Purchase or is otherwise able to establish that such Non-U.S. Holder is entitled to a reduced rate of withholding pursuant to any applicable income tax treaty and a higher rate was withheld.

        Under Sections 1471 through 1474 of the Code, commonly referred to as "FATCA," and related administrative guidance, a United States federal withholding tax of 30% generally will be imposed on dividends that are paid to "foreign financial institutions" and "non-financial foreign entities" (as specifically defined under these rules), whether such institutions or entities hold Shares as beneficial owners or intermediaries, unless specified requirements are met. Because, as discussed above, the Depositary or other applicable withholding agent may treat amounts paid to Non-U.S. Holders in the Offer as dividend distributions for U.S. federal withholding tax purposes, such amounts may also be subject to withholding under FATCA if such requirements are not met. In such case, any withholding under FATCA may be credited against, and therefore reduce, any 30% withholding tax on dividend distributions as discussed above. Non-U.S. Holders should consult with their tax advisors regarding the possible implications of these rules on their disposition of Shares pursuant to the Offer.

        NON-U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX WITHHOLDING RULES, INCLUDING ELIGIBILITY FOR A WITHHOLDING TAX REDUCTION OR EXEMPTION, AND THE REFUND PROCEDURE, AS WELL AS THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

        Any payments made pursuant to the Offer, whether to U.S. or Non-U.S. Holders, that are treated as wages will be subject to applicable wage withholding (regardless of whether an IRS Form W-9 or applicable IRS Form W-8 is provided).

        11.   Requests for Assistance or Additional Copies.    If you have questions or need assistance, you should contact the Information Agent at the address and telephone number set forth on the back cover of this Letter of Transmittal. If you require additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery, the IRS Form W-9 or other related materials, you should contact the Information Agent. Copies will be furnished promptly at Blue Bird's expense.

        12.   Lost, Destroyed or Stolen Certificates.    If any certificate representing shares of Common Stock has been lost, destroyed or stolen, the stockholder should promptly notify the Depositary at the toll-free number (917) 262-2384. The stockholder will then be instructed by the Depositary as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, destroyed or stolen certificates have been followed.

        13.   Odd Lots.    As described in Section 1 of the Offer to Purchase, if Blue Bird is to purchase fewer than all Shares tendered before the Expiration Date and not validly withdrawn, the Shares purchased first will consist of all Odd Lots of less than 100 shares of Common Stock from shareholders who validly tender all of their Shares and who do not validly withdraw them before the Expiration Date (tenders of less than all of the shares of Common Stock owned, beneficially or of record, by such Odd Lot Holder will not qualify for this preference). This preference will not be available unless the section captioned "Odd Lots" in this Letter of Transmittal is completed.

        14.   Order of Purchase in Event of Proration.    As described in Section 1 of the Offer to Purchase, stockholders may designate the order in which their shares of Common Stock are to be purchased in the event of proration. The order of purchase may have an effect on the U.S. federal income tax classification and the amount of any gain or loss on the shares of Common Stock purchased. See Section 1 and Section 13 of the Offer to Purchase.

        IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT'S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY PRIOR TO THE EXPIRATION DATE AND EITHER CERTIFICATES FOR TENDERED SHARES OF COMMON STOCK MUST BE RECEIVED BY THE DEPOSITARY OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR THE TENDERING STOCKHOLDER MUST COMPLY WITH THE PROCEDURES FOR GUARANTEED DELIVERY.

Form W-9 (Rev. November 2017) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification > Go to www.irs.gov/FormW9 for instructions and the latest information.	Give Form to the requester. Do not send to the IRS.

Print or type
See Specific Instructions on page 3.

1 Name (as shown on your income tax return). Name is required on this line; do not leave this line blank.

2 Business name/disregarded entity name, if different from above

3 Check appropriate box for federal tax classification of the person whose name is entered on line 1. Check only one of the following seven boxes.

☐ Individual/sole proprietor or    ☐ C Corporation    ☐ S Corporation    ☐ Partnership    ☐ Trust/estate
      single-member LLC

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3): Exempt payee code (if any) _____
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) > _____

Note: Check the appropriate box in the line above for the tax classification of the single-member owner. Do not check LLC if the LLC is classified as a single-member LLC that is disregarded from the owner unless the owner of the LLC is another LLC that is not disregarded from the owner for U.S. federal tax purposes. Otherwise, a single-member LLC that is disregarded from the owner should check the appropriate box for the tax classification of its owner.

Exemption from FATCA reporting code (if any) _____
☐ Other (see instructions) >	(Applies to accounts maintained outside the U.S.)

5 Address (number, street, and apt. or suite no.) See instructions.	Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN, later.

Note: If the account is in more than one name, see the instructions for line 1. Also see What Name and Number To Give the Requester for guidelines on whose number to enter.

Social security number

	–	–

or

Employer identification number

–

Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3.	I am a U.S. citizen or other U.S. person (defined below); and
4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here	Signature of U.S. person >	Date >

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to www.irs.gov/FormW9.

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

• Form 1099-INT (interest earned or paid)

• Form 1099-DIV (dividends, including those from stocks or mutual funds)

• Form 1099-MISC (various types of income, prizes, awards, or gross proceeds)

• Form 1099-B (stock or mutual fund sales and certain other transactions by brokers)

• Form 1099-S (proceeds from real estate transactions)

• Form 1099-K (merchant card and third party network transactions)

• Form 1098 (home mortgage interest), 1098-E (student loan interest), 1098-T (tuition)

• Form 1099-C (canceled debt)

• Form 1099-A (acquisition or abandonment of secured property)

     Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

     If you do not return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See What is backup withholding, later.

Cat. No. 10231X	Form W-9 (Rev. 11-2017)

Form W-9 (Rev. 11-2017)	Page 2

     By signing the filled-out form, you:

     1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

     2. Certify that you are not subject to backup withholding, or

     3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income, and

     4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct. See What is FATCA reporting, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien;

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;

• An estate (other than a foreign estate); or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners' share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

     In the cases below, the following person must give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States.

• In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity;

• In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust; and

• In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

     If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

     1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

     2. The treaty article addressing the income.

     3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

     4. The type and amount of income that qualifies for the exemption from tax.

     5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

     Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

     If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

     You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

     1. You do not furnish your TIN to the requester,

     2. You do not certify your TIN when required (see the instructions for Part II for details),

     3. The IRS tells the requester that you furnished an incorrect TIN,

     4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

     5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

     Certain payees and payments are exempt from backup withholding. See Exempt payee code, later, and the separate Instructions for the Requester of Form W-9 for more information.

     Also see Special rules for partnerships, earlier.

What is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account; for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Form W-9 (Rev. 11-2017)	Page 3

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; do not leave this line blank. The name should match the name on your tax return.

     If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

     a. Individual. Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note: ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040/1040A/1040EZ you filed with your application.

     b. Sole proprietor or single-member LLC. Enter your individual name as shown on your 1040/1040A/1040EZ on line 1. You may enter your business, trade, or "doing business as" (DBA) name on line 2.

     c. Partnership, LLC that is not a single-member LLC, C corporation, or S corporation. Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

     d. Other entities. Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on line 2.

     e. Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a "disregarded entity." See Regulations section 301.7701-2(c)(2)(iii). Enter the owner's name on line 1. The name of the entity entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2, "Business name/disregarded entity name." If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, you may enter it on line 2.

Line 3

Check the appropriate box on line 3 for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3.

IF the entity/person on line 1 is a(n) . . .	THEN check the box for . . .

• Corporation	Corporation

• Individual • Sole proprietorship, or • Single-member limited liability company (LLC) owned by an individual and disregarded for U.S. federal tax purposes.	Individual/sole proprietor or single-member LLC

• LLC treated as a partnership for U.S. federal tax purposes,
• LLC that has filed Form 8832 or 2553 to be taxed as a corporation, or
• LLC that is disregarded as an entity separate from its owner but the owner is another LLC that is not disregarded for U.S. federal tax purposes.	Limited liability company and enter the appropriate tax classification. (P= Partnership; C= C corporation; or S= S corporation)

• Partnership	Partnership

• Trust/estate	Trust/estate

Line 4, Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

     The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space in line 4.

     1 – An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

     2 – The United States or any of its agencies or instrumentalities

     3 – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

     4 – A foreign government or any of its political subdivisions, agencies, or instrumentalities

     5 – A corporation

     6 – A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession

     7 – A futures commission merchant registered with the Commodity Futures Trading Commission

     8 – A real estate investment trust

     9 – An entity registered at all times during the tax year under the Investment Company Act of 1940

     10 – A common trust fund operated by a bank under section 584(a)

     11 – A financial institution

     12 – A middleman known in the investment community as a nominee or custodian

     13 – A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 11-2017)	Page 4

     The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .

Interest and dividend payments	All exempt payees except for 7

Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Barter exchange transactions and patronage dividends	Exempt payees 1 through 4

Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]

Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

1 See Form 1099-MISC, Miscellaneous Income, and its instructions.

2 However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) written or printed on the line for a FATCA exemption code.

     A – An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

     B – The United States or any of its agencies or instrumentalities

     C – A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions or instrumentalities

     D – A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i)

     E – A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i)

     F – A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

     G – A real estate investment trust

     H – A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

     I – A common trust fund as defined in section 584(a)

     J – A bank as defined in section 581

     K – A broker

     L – A trust exempt from tax under section 664 or described in section 4947(a)(1)

     M – A tax exempt trust under a section 403(b) plan or section 457(g) plan

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, write NEW at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

     If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

     If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See What Name and Number To Give the Requester, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at www.SSA.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/Businesses and clicking on Employer Identification Number (EIN) under Starting a Business. Go to www.irs.gov/Forms to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to www.irs.gov/OrderForms to place an order and have Form W-7 and/or SS-4 mailed to you within 10 business days.

     If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

     For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see Exempt payee code, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

Form W-9 (Rev. 11-2017)	Page 5

     1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

     2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

     3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

     4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

     5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:

1.	Individual	The individual
2.	Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3.	Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4.	Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6.	Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))	The grantor*

For this type of account:		Give name and EIN of:

8.	Disregarded entity not owned by an individual	The owner
9.	A valid trust, estate, or pension trust	Legal entity[4]
10.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12.	Partnership or multi-member LLC	The partnership
13.	A broker or registered nominee	The broker or nominee

For this type of account:		Give name and EIN of:

14.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulations section 1.671-4(b)(2)(i)(B))	The trust

1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

2 Circle the minor's name and furnish the minor's SSN.

3 You must show your individual name and you may also enter your business or DBA name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships, earlier.

* Note: The grantor also must provide a Form W-9 to trustee of trust.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, SSN, or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

     To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

     If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

     If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

     For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

     Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

Form W-9 (Rev. 11-2017)	Page 6

     The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

     If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at spam@uce.gov or report them at www.ftc.gov/complaint. You can contact the FTC at www.ftc.gov/idtheft or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see www.IdentityTheft.gov and Pub. 5027.

     Visit www.irs.gov/IdentityTheft to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

        Any questions or requests for assistance may be directed to the Information Agent at its telephone number and address set forth below. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal, the Notice of Guaranteed Delivery or related documents may be directed to the Information Agent at its telephone numbers or address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Depositary for the Offer is:

If delivering by mail or express mail, courier or other expedited service:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor
New York, New York 10005
Banks & Brokers Call: (212) 269-5550
All Others Call Toll-Free: (877) 896-3192
Email: BLBD@dfking.com

QuickLinks

READ THE INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL.
METHOD OF DELIVERY
ODD LOTS (See Instruction 13)
LOST OR DESTROYED CERTIFICATE(S)
SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 5, 6 and 7)
SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 5, 6 and 7)
IMPORTANT: STOCKHOLDERS SIGN HERE (also please complete IRS Form W-9 below or appropriate IRS Form W-8)
Complete accompanying IRS Form W-9 or appropriate IRS Form W-8. GUARANTEE OF SIGNATURE(S) (For use by Eligible Institutions only; see Instructions 1 and 5)
INSTRUCTIONS Forming Part of the Terms and Conditions of the Offer